Exhibit 99.1
For Immediate Release
Media Relations:
Kristi Knight
801-722-7000
kknight@omniture.com
Investor Relations:
Mike Look
650-450-1008
mlook@omniture.com
Omniture Reports Third Quarter 2008 Financial Results
Revenue Increases 108% Year Over Year
Organic Growth Exceeds 50%;
Record $28.6 Million in Operating Cash Flow
OREM, UT, October 22, 2008 — Omniture, Inc. (NASDAQ:OMTR), a leading provider of online business optimization software, today announced results for its third quarter ending September 30, 2008. In the third quarter of 2008, Omniture achieved record revenue of $77.8 million, an increase of 108% compared to revenue of $37.4 million reported for the same period a year ago and an increase of 9% compared to $71.6 million in the prior period. Non-GAAP revenue for the quarter was $79.7 million. The difference between GAAP and non-GAAP revenue reflects the revenue excluded from the GAAP results due to purchase accounting adjustments, which reduces deferred revenue to its fair value.
“Our business continues to execute well, delivering record revenue and operating cash flow during the third quarter. We are pleased with this performance,” stated Josh James, CEO and co-founder of Omniture. “We remain focused on prudent investment for growth while continuing to ensure we are a stable, strong partner for our many customers in this unpredictable environment.”
Omniture’s GAAP net loss was $17.3 million or $0.24 per diluted share in the third quarter of 2008, and includes a reversal of the $7.9 million in non-cash tax benefits recorded in the first and second quarters, related to purchase accounting adjustments associated with the Visual Sciences acquisition. Excluding this reversal of non-cash tax benefits, third quarter 2008 net loss would have been $9.4 million or $0.13 per diluted share. Non-GAAP net income was $8.2 million or $0.11 per diluted share for the third quarter 2008, compared to non-GAAP net income of $4.4 million or $0.07 per diluted share in the third quarter of 2007. Non-GAAP net income excludes the effect of acquisition-related adjustments to deferred revenue, stock-based compensation, amortization of certain intangible assets, imputed interest related to a patent license agreement and certain acquisition-related expenses and non-cash tax adjustments.
Third quarter fiscal 2008 adjusted EBITDA was $16.2 million. Adjusted EBITDA is defined as loss from operations on a GAAP basis less depreciation and amortization, stock-based compensation and acquisition-related adjustments to deferred revenue.

During the third quarter of 2008, Omniture captured data from 939 billion transactions and organically added nearly 250 new customers. New customer relationships secured in the third quarter include: AAPT Limited, Airtran, Alticor (Amway Global), Burton Corporation, Coach, Equifax, E*Trade Financial, Helly Hansen, The Hershey Company, IKEA, Kenko.com Inc., Lagardere Media China, Meilleurmobile.com, Netwide Solutions, Norwegian Cruise Lines, SAAB Group, Ticket Network and Universo Online.
Guidance
•	Q4 FY 2008: GAAP revenue for the fourth quarter is expected to be in the range of $82.5 million to $84.5 million. GAAP net loss is expected to be in the range of $0.10 to $0.09 per share in the fourth quarter of 2008. Non-GAAP revenue for the fourth quarter is expected to be in the range of $84 million to $86 million. Non-GAAP net income for the fourth quarter is expected to be in the range of $0.12 and $0.13 per diluted share. Omniture expects to record positive adjusted EBITDA in the range of $17 million to $18 million.

•	Full Year FY 2008: GAAP revenue for the full year 2008 is expected to be in the range of $295 million to $297 million. GAAP net loss is expected to be in the range of $0.62 to $0.61 per diluted share. Non-GAAP revenue for the full year 2008 is expected to be in the range of $308 million to $310 million. Non-GAAP net income for the year is expected to be in the range of $0.42 and $0.43 per diluted share. Omniture expects to record positive adjusted EBITDA in the range of $59 million to $60 million for the full year 2008.
Information for Conference Call to Discuss Q3 FY 2008 Financial Results
Omniture, Inc. will host a conference call and simultaneous audio-only webcast at 5:00 p.m. (Eastern Time). To access the conference call, dial 866-831-6267, or +1-617-213-8857 for international callers. The access code is 87486310. Please call 10 minutes prior to the scheduled conference call time. The webcast will be available on the “Investor Relations” section of the company’s corporate web site at www.omtr.com. A replay of the conference call will be accessible by telephone after 7:00 p.m. (Eastern Time) by dialing 888-286-8010 or +1-617-801-6888 for international callers. The access code is 81909062. The conference call will also be archived on the company’s corporate web site. Both the replay and archived web cast will be available until November 5, 2008.
About Non-GAAP Financial Measures
In this release and during our conference call as described above we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the “Investor Relations” section of our corporate web site at www.omtr.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.
While these non-GAAP measures are not a substitute for GAAP results, we believe they provide a basis for evaluating the company’s operating results because they are helpful in understanding our past financial performance and our future results and facilitate comparisons of results between periods. We believe the calculation of non-GAAP revenue, which reflects the revenue excluded from the GAAP results due to purchase accounting adjustments to reduce deferred revenue to its fair value, provides a meaningful comparison to our historic GAAP revenue. We also believe the calculation of net income and loss, calculated without acquisition-related accounting adjustments to deferred revenue, stock-based compensation expense, the amortization of certain intangible assets, imputed interest expense and certain acquisition-related expenses and non-cash tax adjustments, provides a meaningful comparison to our net loss figures. We also believe that adjusted EBITDA, which we calculate as loss from operations on a GAAP basis less depreciation and amortization, stock-based compensation and acquisition-related adjustments to deferred revenue, is an indicator of the company’s financial results and cash flows and is useful to investors in evaluating operating performance. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.
About Omniture
Omniture, Inc. is a leading provider of online business optimization software, enabling customers to manage and enhance online, offline and multi-channel business initiatives. Omniture’s software, which it hosts and delivers to its customers as an on-demand subscription service and on-premise solution, enables customers to capture, store and analyze information generated by their Web sites and other sources and to gain critical business insights into the performance and efficiency of marketing and sales initiatives and other business processes. In addition, Omniture offers a range of professional services that complement its online services, including implementation, best practices, consulting, customer support and user training through Omniture University. Omniture’s nearly 4,700 customers include eBay, AOL, Wal-Mart, Gannett, Microsoft, Neiman Marcus, Oracle, General Motors, Sony and HP. www.omniture.com
Note on Forward-looking Statements
Management believes that certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements regarding our leadership in the market for online business optimization services, including web analytics, and our current expectations regarding GAAP and non-GAAP revenue, GAAP and non-GAAP net income and net loss, and adjusted EBITDA, expectations concerning the proposed acquisition of Mercado’s Site Search and Merchandising business, the integration of our acquisitions, the benefits of the acquisitions to customers, partners and stockholders, the extent to which our installed customer base will accept our new or acquired products and services and our strategy will be successful, the impact of recent acquisitions and partnerships on our business and our ability to effectively integrate our recent acquisitions. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, risks associated with current uncertainty in global economic conditions, including conditions in the credit market that could affect consumer confidence and our customers’ ability to purchase our products and services, which could negatively impact the demand for our services and other related matters and could result in changes in customers’ subscription and renewal patterns, the potential that we or our customers or partners may not realize the benefits we currently expect from our recent acquisitions, risks that the expected financial effect of our recent acquisitions may not be realized, risks associated with the operation of our business or our industry in general, risks inherent in the integration and combination of complex products and technologies from our acquisitions, our ability to continue to attract new customers and sell additional services to our existing customers, the continued adoption by customers of our SiteCatalyst service and other product and service offerings, including the new combined offerings from our acquisitions, the significant capital requirements of our business model that make it more difficult to achieve positive cash flow and profitability if we continue to grow rapidly, our ability to develop or acquire new products and services, our ability to raise capital in the future, particularly in light of the recent financial crisis affecting the banking system and financial and capital markets and the going concern threats to investment banks and other financial institutions that have resulted in a tightening in the credit markets, reduced liquidity in many financial markets and increased volatility in the equity markets, risks associated with our acquisition strategy and disruptions in our business, operations and financial results as a result of acquisitions, the ability of our expanding sales organization to become productive, possible fluctuations in our operating results and rate of growth, the continued growth of the market for on-demand, online business optimization services, changes in the competitive dynamics of our markets, including the potential for increased pressure on the pricing of our products and services in light of the recent economic crisis, the inaccurate assessment of changes in our markets, errors, interruptions or delays in our services or other performance problems with our services, our ability to hire, retain and motivate our employees and manage our growth, our ability to effectively expand our sales and marketing capabilities, our ability to develop and maintain strategic relationships with third parties with respect to either technology integration or channel development and respond to potential changes in the financial stability and solvency of our strategic partners that may result from the economic crisis, our ability to expand our international operations and to sell our services to customers located outside the United States and to manage the associated fluctuations in currency exchange rates, our ability to implement and maintain proper and effective internal controls, the adoption of laws or regulations, or interpretations of existing law, that could limit our ability to collect and use Internet user information, and the blocking or erasing of “cookies”; and such other risks as identified in Omniture’s quarterly report on Form 10-Q for the period ended June 30, 2008 and from time to time in other reports filed by Omniture with the U.S. Securities and Exchange Commission. These reports are available on our Web site at www.omtr.com. Omniture undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
Copyright (c) 2008 Omniture, Inc. All rights reserved. Omniture and SiteCatalyst are registered trademarks of Omniture, Inc. in the United States, Japan, Canada and the European Community. Omniture, Inc. owns other registered and unregistered trademarks throughout the world. Other names used herein may be trademarks of their respective owners.

Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Three Months Ended
	September 30,		September 30,		% Increase
	2007	% of Revenues	2008	% of Revenues	(Decrease)
Revenues:
Subscription, license and maintenance	$34,358	92%	$69,554	89%	102%
Professional services and other	3,024	8	8,227	11	172

Total revenues	37,382	100	77,781	100	108

Cost of revenues (1):
Subscription, license and maintenance	12,081	32	28,860	37	139
Professional services and other	1,752	5	4,056	5	132

Total cost of revenues	13,833	37	32,916	42	138

Gross profit	23,549	63	44,865	58	91
Operating expenses (1):
Sales and marketing	15,716	42	32,705	42	108
Research and development	4,656	13	9,190	12	97
General and administrative	6,383	17	11,364	15	78

Total operating expenses	26,755	72	53,259	69	99

Loss from operations	(3,206)	(9)	(8,394)	(11)	162
Interest income	2,278	6	368	1	(84)
Interest expense	(185)	—	(261)	—	41
Other income (expense), net	102	—	(585)	(1)	(674)

Loss before income taxes	(1,011)	(3)	(8,872)	(11)	778
Provision for income taxes	89	—	8,408	11	9,347

Net loss	$(1,100)	(3)%	$(17,280)	(22)%	1471%

Net loss per share:
Net loss per share, basic and diluted	$(0.02)		$(0.24)		1100%
Weighted-average number of shares, basic and diluted	57,874		72,202		25%

Adjusted EBITDA (2)	$6,136	16%	$16,247	21%	165%

(1) Amounts include stock-based compensation expenses, as follows:
Cost of subscription, license and maintenance revenues	$347	1%	$865	1%
Cost of professional services and other revenues	103	0	243	0
Sales and marketing	1,263	4	2,909	4
Research and development	692	2	1,512	2
General and administrative	1,229	3	2,272	3

Total stock-based compensation expenses	$3,634	10%	$7,801	10%

(2)	Adjusted EBITDA is equal to the loss from operations less depreciation and amortization, stock-based compensation and the acquisition-related adjustment to deferred revenue

Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Nine Months Ended		Nine Months Ended
	September 30,		September 30,		% Increase
	2007	% of Revenues	2008	% of Revenues	(Decrease)
Revenues:
Subscription, license and maintenance	$92,282	92%	$191,324	90%	107%
Professional services and other	7,732	8	21,290	10	175

Total revenues	100,014	100	212,614	100	113

Cost of revenues (1):
Subscription, license and maintenance	32,573	32	79,724	38	145
Professional services and other	4,747	5	10,817	5	128

Total cost of revenues	37,320	37	90,541	43	143

Gross profit	62,694	63	122,073	57	95
Operating expenses (1):
Sales and marketing	44,383	44	96,091	45	117
Research and development	11,768	12	27,840	13	137
General and administrative	16,642	17	33,993	16	104

Total operating expenses	72,793	73	157,924	74	117

Loss from operations	(10,099)	(10)	(35,851)	(17)	255
Interest income	3,749	4	1,659	1	(56)
Interest expense	(686)	(1)	(718)	(1)	5
Other expense, net	(365)	(1)	(541)	—	48

Loss before income taxes	(7,401)	(8)	(35,451)	(17)	379
Provision for income taxes	201	—	1,232	—	513

Net loss	$(7,602)	(8)%	$(36,683)	(17)%	383%

Net loss per share:
Net loss per share, basic and diluted	$(0.15)		$(0.52)		247%
Weighted-average number of shares, basic and diluted	51,806		71,034		37%

Adjusted EBITDA (2)	$15,179	15%	$42,145	20%	178%

(1) Amounts include stock-based compensation expenses, as follows:
Cost of subscription, license and maintenance revenues	$1,074	1%	$3,357	2%
Cost of professional services and other revenues	313	0	734	0
Sales and marketing	3,478	3	9,186	4
Research and development	1,762	2	5,352	3
General and administrative	2,711	3	6,474	3

Total stock-based compensation expenses	$9,338	9%	$25,103	12%

(2)	Adjusted EBITDA is equal to the loss from operations less depreciation and amortization, stock-based compensation and the acquisition-related adjustment to deferred revenue

Omniture, Inc.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008

Reconciliation of Total Revenues on a GAAP Basis to Total Revenues on a Non-GAAP Basis:
Total revenues on a GAAP basis	$37,382	$77,781	$100,014	$212,614
Acquisition-related adjustment to Instadia deferred revenue (1)	64	—	333	—
Acquisition-related adjustment to Touch Clarity deferred revenue (1)	304	—	963	378
Acquisition-related adjustment to Offermatica deferred revenue (1)	—	80	—	617
Acquisition-related adjustment to Visual Sciences deferred revenue (1)	—	1,820	—	10,558

Total revenues on a non-GAAP basis	$37,750	$79,681	$101,310	$224,167

Reconciliation of Net Loss on a GAAP Basis to Net Income on a Non-GAAP Basis:
Net loss on a GAAP basis	$(1,100)	$(17,280)	$(7,602)	$(36,683)
Acquisition-related adjustment to deferred revenue (1)	368	1,900	1,296	11,553
Amortization of intangible assets (2)	1,465	7,851	3,766	22,657
Stock-based compensation	3,634	7,801	9,338	25,103
Imputed interest on patent license obligation (3)	33	56	153	181
Loss on foreign currency forward contract related to Instadia acquisition (4)	—	—	243	—
Non-cash tax provision resulting from the acquisition-related deferred tax liabilities (5)	—	7,904	—	—

Net income on a non-GAAP basis	$4,400	$8,232	$7,194	$22,811

Reconciliation of Diluted Net Loss per Share on a GAAP Basis to Diluted Net Income per Share on a Non-GAAP Basis:
Diluted net loss per share on a GAAP basis	$(0.02)	$(0.24)	$(0.15)	$(0.52)
Acquisition-related adjustment to deferred revenue (1)	0.01	0.03	0.03	0.17
Amortization of intangible assets (2)	0.03	0.11	0.07	0.32
Stock-based compensation	0.06	0.11	0.18	0.35
Non-cash tax provision resulting from the acquisition-related deferred tax liabilities (5)	—	0.11	—	—
Impact of difference in number of GAAP and non-GAAP diluted shares	(0.01)	(0.01)	(0.01)	(0.02)

Diluted net income per share on a non-GAAP basis	$0.07	$0.11	$0.12	$0.30

Reconciliation of Net Loss on a GAAP Basis to Adjusted EBITDA:
Net loss on a GAAP basis	$(1,100)	$(17,280)	$(7,602)	$(36,683)
Other (income) expense, net	(2,195)	478	(2,698)	(400)
Provision for income taxes	89	8,408	201	1,232

Loss from operations on a GAAP basis	(3,206)	(8,394)	(10,099)	(35,851)
Depreciation and amortization	5,340	14,940	14,644	41,340
Stock-based compensation	3,634	7,801	9,338	25,103
Acquisition-related adjustment to deferred revenue (1)	368	1,900	1,296	11,553

Adjusted EBITDA	$6,136	$16,247	$15,179	$42,145

(1)	This item is recorded in subscription, license and maintenance revenue in the Condensed Consolidated Statements of Operations

(2)	Amortization of intangible assets is allocated as follows in the Condensed Consolidated Statement of Operations:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008
Cost of subscription, license and maintenance revenues	$1,035	$4,778	$2,621	$13,830
Sales and marketing	356	2,985	942	8,562
General and administrative	74	88	203	265

Total amortization of intangible assets	$1,465	$7,851	$3,766	$22,657

(3)	This item is recorded in interest expense in the Condensed Consolidated Statements of Operations

(4)	This item is recorded in other expense, net in the Condensed Consolidated Statements of Operations

(5)	This item is recorded in provision for income taxes in the Condensed Consolidated Statements of Operations

Omniture, Inc.
Reconciliation of Forward Looking Measures
(in millions, except per share data)
(unaudited)

	Three Months Ended	Year Ended
	December 31, 2008	December 31, 2008
Reconciliation of Forward Looking Total Revenues on a GAAP Basis to Total Revenues on a Non-GAAP Basis
Total revenues on a GAAP basis	$82.5 to $84.5	$295 to $297
Acquisition-related adjustment to deferred revenue	1.5	13

Total revenues on a non-GAAP basis	$84 to $86	$308 to $310

	Three Months Ended	Year Ended
	December 31, 2008	December 31, 2008
Reconciliation of Forward Looking GAAP Diluted Net Loss Per Share to Non-GAAP Diluted Net Income Per Share
Diluted net loss per share on a GAAP basis	$(0.10) to $(0.09)	$(0.62) to $(0.61)
Acquisition-related adjustment to deferred revenue	0.02	0.18
Stock-based compensation	0.10	0.46
Amortization of intangible assets	0.11	0.43
Impact of difference in number of GAAP and non-GAAP diluted shares	(0.01)	(0.03)

Diluted net income per share on a non-GAAP basis	$0.12 to $0.13	$0.42 to $0.43

	Three Months Ended	Year Ended
	December 31, 2008	December 31, 2008
Reconciliation of Forward Looking Net Loss on a GAAP Basis to Adjusted EBITDA
Net loss on a GAAP basis	$(7.6) to $(6.6)	$(44.3) to $(43.3)
Other expense, net	0.0	(0.4)
Provision for income taxes	0.4	1.6

Loss from operations on a GAAP basis	(7.2) to (6.2)	(43.1) to (42.1)
Depreciation and amortization	15.0	56.3
Stock-based compensation	7.7	32.8
Acquisition-related adjustment to deferred revenue	1.5	13.0

Adjusted EBITDA	$17.0 to $18.0	$59.0 to $60.0

Omniture, Inc.
Additional Metrics
(unaudited)

	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,
	2006	2006	2006	2006	2007	2007	2007	2007	2008	2008	2008
Full-time employee headcount	312	324	323	353	465	531	578	713	985	1,045	1,087
Quarterly number of transactions captured (in billions)	288.5	315.0	362.7	420.7	496.0	520.0	561.3	619.3	851.5	886.6	938.8

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
Revenues by geography (in thousands):
Customers within the United States	$27,274	$55,567	$74,531	$153,675
Customers outside the United States	10,108	22,214	25,483	58,939

Total revenues	$37,382	$77,781	$100,014	$212,614

Revenues by geography as a percentage of total revenues:
Customers within the United States	73%	71%	75%	72%
Customers outside the United States	27	29	25	28

Total	100%	100%	100%	100%

Omniture, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008

Cash flows from operating activities:
Net loss	$(1,100)	$(17,280)	$(7,602)	$(36,683)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,340	14,940	14,644	41,340
Stock-based compensation	3,634	7,801	9,338	25,103
Non-cash tax provision (benefit)	—	7,904	—	(17)
Other non-cash transactions	(641)	(56)	(631)	(308)
Loss on foreign currency forward contract	—	329	243	329
Net changes in operating assets and liabilities:
Accounts receivable, net	(5,906)	2,549	(13,951)	(25,154)
Prepaid expenses and other assets	(940)	(1,897)	(259)	112
Accounts payable	117	(2,018)	4,331	4,206
Accrued and other liabilities	1,889	4,483	870	2,472
Deferred revenues	2,704	11,810	11,221	48,776

Net cash provided by operating activities	5,097	28,565	18,204	60,176

Cash flows from investing activities:
Purchases of investments	(54,150)	(4,977)	(137,996)	(24,808)
Proceeds from sales of investments	12,150	—	13,150	36,970
Maturities of investments	10,000	15,000	10,000	20,000
Purchases of property and equipment	(3,906)	(13,869)	(9,192)	(41,871)
Purchases of intangible assets	(989)	(443)	(3,563)	(3,317)
Payment related to loss on foreign currency forward contract	—	(329)	(337)	(329)
Business acquisitions, net of cash acquired	(6,048)	(761)	(44,179)	(60,482)

Net cash used in investing activities	(42,943)	(5,379)	(172,117)	(73,837)

Cash flows from financing activities:
Proceeds from exercise of stock options	1,459	2,476	2,608	8,557
Proceeds from employee stock purchase plan	95	205	194	330
Proceeds from issuance of common stock, net of issuance costs	(871)	—	142,233	—
Repurchases of vested restricted stock	—	(30)	—	(993)
Proceeds from issuance of notes payable	—	—	397	8,006
Principal payments on notes payable and capital lease obligations	(1,651)	(1,483)	(5,019)	(7,752)

Net cash (used in) provided by financing activities	(968)	1,168	140,413	8,148
Effect of exchange rate changes on cash and cash equivalents	75	(756)	114	(561)

Net (decrease) increase in cash and cash equivalents	(38,739)	23,598	(13,386)	(6,074)
Cash and cash equivalents at beginning of period	93,640	48,093	68,287	77,765

Cash and cash equivalents at end of period	$54,901	$71,691	$54,901	$71,691

Omniture, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	September 30,
	2007	2008
Assets:

Current assets:
Cash and cash equivalents	$77,765	$71,691
Short-term investments	56,924	4,997
Accounts receivable, net	51,971	95,191
Prepaid expenses and other current assets	3,663	5,458

Total current assets	190,323	177,337

Property and equipment, net	31,214	64,906
Intangible assets, net	50,769	139,018
Goodwill	94,960	419,477
Long-term investments	—	19,768
Other assets	3,457	2,651

Total assets	$370,723	$823,157

Liabilities and Stockholders’ Equity:

Current liabilities:
Accounts payable	$6,470	$11,910
Accrued liabilities	17,126	32,509
Current portion of deferred revenues	42,041	91,968
Current portion of notes payable	4,407	4,765
Current portion of capital lease obligations	246	209

Total current liabilities	70,290	141,361

Deferred revenues, less current portion	1,815	9,420
Notes payable, less current portion	2,948	7,010
Capital lease obligations, less current portion	173	65
Other liabilities	4,422	5,899
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	61	72
Additional paid-in capital	340,424	746,602
Deferred stock-based compensation	(1,182)	(568)
Accumulated other comprehensive income (loss)	40	(1,753)
Accumulated deficit	(48,268)	(84,951)

Total stockholders’ equity	291,075	659,402

Total liabilities and stockholders’ equity	$370,723	$823,157